EXHIBIT 2 (A)


                          AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of March 17, 2000 (this "Agreement"), by and among Digital Video Display Technologies, Inc. (DVDT) a Nevada corporation (the "Purchaser") and E-Media(3), Inc. a Delaware corporation ( the "Merging Corporation"). The sole shareholder of the Merging Corporation, R. A. Moss listed on Schedule 3.02, hereto such shareholder being referred to herein individually as "Seller".

WITNESSETH:
WHEREAS, the Boards of Directors of each of the Purchaser and the Merging Corporation have determined that it is in the best interests of such respective corporations to cause the Merging Corporation to merge with and into the Purchaser, upon the terms and provisions and subject to the conditions hereinafter set forth; and

WHEREAS, the Purchaser, and the Seller, being the owner of all of the issued and outstanding shares of capital stock of the Merging Corporation, have agreed to vote in favor of the Merger.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties agree as follows.


ARTICLE I

THE MERGER

SECTION 1.01
The Merger.
Subject to the terms and conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the laws of the State of Nevada, at the Effective Time (as defined in Section 1.03 below), the Merging Corporation shall be merged with and into the Purchaser. Upon the Effective Time, the separate corporate existence of the Merging Corporation shall cease, and the Purchaser shall continue as the Surviving Corporation of the Merger (the "Surviving Corporation") and shall continue under the name Digital Video Display Technologies, Inc. or DVDT.

SECTION 1.02
Time and Place of Closing.
Unless this Agreement shall have been terminated pursuant to Section 9.01 below and subject to the satisfaction of waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within five (5) business days) at 10:00am local time, or at such other time, place and/or date as to which the parties shall agree.

SECTION 1.03
Effective Time of the Merger
As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the Merger to be consummated by filing (I) a properly executed certificate of merger in the form annexed hereto as Exhibit 1.03(a) with the Secretary of State of Delaware, as provided in the DGCL, and (ii) a properly executed certificate of merger in the form annexed hereto as Exhibit 1.03(b) with the State Corporation of Nevada as soon as practicable on or after the Closing Date. The Merger shall become effective upon the later of the filing of the certificate of merger by the Secretary of State of the State of Nevada or at such later time thereafter as is provided in such certificates of merger (the "Effective Time").

SECTION 1.04
Effects of the Merger
The Merger shall have the effects provided by applicable law, including (without limitation) the provisions of the DGCL and the laws of the State of Nevada. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the properties, rights, privileges, immunities, powers and franchises of the Merging Corporation and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Merging Corporation and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 1.05
Directors and Officers of the Surviving Corporation
(a) From and after the Effective Time the Board of Directors of the Surviving Corporation shall(a) be set at five members and (b) consist of the follow-ing individuals;

Marilyn G. Haft

Lee Edmondson
R. A. Moss
Keith Hawkins
-----------------

Such individuals shall serve as directors until the successors of such directors shall have been duly elected or appointed or until their death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws. In the event of the death, resignation or removal of any of such individuals, the Purchaser shall be entitled to designate the successors for the directorships held by Lee Edmondson and Marilyn G. Haft and, for so long as R. A. Moss and Keith Hawkins are employed by the Surviving Corporation, they each shall be entitled to designate the successor for the directorship held by each of them. In the event that Moss or Hawkins is no longer employed by the Surviving Corporation, the Purchaser shall be entitled to designate the successors to Moss and/or Hawkins. The directors of the Merging Corporation immediately preceding the Merger shall be, and hereby are, removed as directors of the Merging Corporation at the Effective Time.

(b) From and after the Effective Time the following persons shall be, and hereby are, elected as the officers of the Surviving Corporation, with corresponding positions:

Officer                   Title
                          Chairman of the Board
                          President
R. A. Moss                Chief Operating Officer
Marilyn G Haft            Chief Financial Officer, Secretary and General Counsel

Such individuals shall serve as officers in the capacity as indicated until the successors of such officers shall have been duly elected or appointed or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws. The officers of the Merging Corporation immediately preceding the Merger shall be, and hereby are, removed as officers of the Merging Corporation at the Effective Time.

SECTION 1.06
Certificate of Incorporation and By-Laws.
(a) At the Effective Time, the Certificate of Incorporation of the Purchaser as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, which shall have been amended and restated in substantially the same form as set forth in Exhibit 1.06(a) hereto, and shall continue as such until thereafter duly amended in accordance with applicable law.

(b) The By-Laws of the Purchaser, as in effect at the Effective Time, shall be the By-Laws of the Surviving Corporation and shall continue as such until thereafter duly amended as provided by applicable law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

SECTION 1.07
Conversion of Capital Stock
As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of shares of common stock, no par value, of the Merging Corporation (the "Merging Corporation Common Stock"), or the holders of the shares of the common stock, par value $.001 per share, of the Purchaser (the "Purchaser Common Stock");

(a) Common Stock of Purchaser. Each share of Purchaser Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation, which shall be all of the issued and outstanding capital stock of the Surviving Corporation.

(b) Conversion of Merging Corporation Common Stock. All shares of the Merging Corporation Common Stock which are issued and outstanding immediately prior to the Merger shall be converted into the right to receive that number of shares of common stock, par value $.001 per share (the Purchaser Common Stock"), of the

     Purchaser which, on the Closing Date, has an aggregate market value of $_______ (the aggregate number of such shares of Purchaser Common Stock
     being   referred  to  herein  as  the   "Aggregate  Merger Consideration"),
     provided, however, that in no event shall the of shares of Purchasers Common Stock issuable pursuant hereto exceed 20,000,000 (twenty million). The aggregate number of shares of Purchasers Common Stock that each share of Merging Corporation Common Stock shall be convertible into the right to receive pursuant hereto shall be determined by dividing (I) the aggregate number of shares of Purchasers Common Stock which comprise
     the  Aggregate  Merger   Consideration  by  (ii)  1,000,000  (one  million)
     aggregate number of issued and outstanding shares of Merging Corporation Common Stock on the Effective Date).

As of the Effective Date, all such shares of Merging Corporation Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to received the Aggregate Merger Consideration upon the surrender of such certificates in accordance with Section 1.08 below.

SECTION 1.08
Surrender and Exchange of Certificates
(a) At the Closing, the Seller shall surrender to the Purchaser all certificates and other instruments evidencing all of the shares of Merging Corporation Common Stock owned by the Seller. In exchange therefor, the Purchaser shall deliver to such Seller the shares of Purchaser Common Stock that such Seller is entitled to receive pursuant to Section 1.07(b) above.

SECTION 1.09
Sellers Distribution of Aggregate Merger Consideration
Seller agrees to allocate and distribute the twenty million (20,000,000) shares to certain officers and potential employees of the Surviving Corporation in accordance with the list in Exhibit 1.09.


ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER

As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

SECTION 2.01
Authority of Seller
The Seller has the full legal right, power, capacity and authority to enter into this Agreement and to carry out his obligations hereunder. This Agreement has been duly executed and delivered by the Seller, and this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against him in accordance with its terms.

SECTION 2.02
Ownership of Shares
The Seller owns beneficially and of record, free and clear of all encumbrances, the number of shares of Merging Corporation Common Stock set forth opposite such Seller's name on Schedule 3.02 hereto.

SECTION 2.03
Section 144 Shares
Seller acknowledges and understands that the shares of Purchaser Common Stock to be issued in accordance with the terms of the Merger will be Section 144 Shares under the Securities Act of 1933, as amended (the "Act"). The Seller acknowledges and understands and will inform in writing those listed in exhibit
1.09 hereto, that the shares of Purchasers Common Stock to be received pursuant to the Merger must be held for a period of two (2) years before such shares may be sold publicly.

SECTION 2.04
Transfer Restrictions

Seller acknowledges, understands and agrees that the following restrictions and limitations are applicable to the shares of Purchaser's Common Stock:

(a) The following legend will be placed on any certificate(s) or other document(s) evidencing the shares of Purchaser Common Stock:

     "The securities represented by this certificate have not been registered and may not be transferred unless (A) the stockholder wishing to transfer such securities provides and opinion of counsel reasonably concurred in by counsel for Digital Video Display Technologies, Inc. (DVDT) (the "Company") stating that the proposed transfer of the Company's securities have been registered pursuant to the Securities Act of 1933, as amended."

(b) Stop transfer instructions have been or will be placed on any certificates or other documents evidencing the shares of Purchaser Common Stock so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions.


ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE MERGING CORPORATION AND R.A. MOSS

As and inducement to the Purchaser to enter into this Agreement, the Merging Corporation and R. A. Moss, hereby represent and warrant to the Purchaser as follows:

SECTION 3.01
Organization, Authority and Qualification of the Company
The Merging Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Merging Corporation is not licensed or qualified to do business in any other jurisdiction, and the operation of the Merging Corporation's business does not require that the Merging Corporation be licensed or qualified to do business in any other jurisdiction. All corporate actions taken by the Merging Corporation have been duly authorized and the Merging Corporation has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provisions of its Certificate of Incorporation or by-laws. True and correct copies of the Certificate of Incorporation and by-laws of the Merging Corporation, each as in effect on the date hereof, have been delivered by the Merging Corporation to the Purchaser.

SECTION 3.02
Capital Stock of the Merging Corporation: Ownership of the Shares
(a) The authorized capital stock of the Merging Corporation consists of One Million (1,000,000) shares of common stock, no par value. As of the date hereof, 1,000,000 shares of Merging Corporation Common Stock are issued and outstanding, all of which are validly issued, fully paid, and nonassessable. None of the issued and outstanding shares of Merging Corporation Common Stock was issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Merging Corporation or obligating the Seller or the Merging Corporation to issue or sell any shares of capital stock of, or other interest in, the Merging Corporation. There are no outstanding contractual obligations of the Merging Corporation to repurchase, redeem or otherwise acquire any shares of Merging Corporation Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of Merging Corporation Common Stock.

(b) Schedule 3.02 hereto accurately sets forth: (i) the name and address of each person owning shares of Merging Corporation Common Stock and (ii) the certificate number of each certificate evidencing shares of Merging
     Corporation Common Stock, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellations, the date of cancellation.

SECTION 3.03 No Subsidiaries.
There are no corporations, partnerships, joint ventures, associations or other entities in which the Merging Corporation owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same or which is controlled by the Merging Corporation directly or indirectly though one or more intermediaries.

SECTION 3.04
Corporate Books and Records
All accounts, books, ledgers and other records material to the business of the Merging Corporation of whatsoever kind have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they give and reflect a true and fair view of the financial position of the Merging Corporation have been provided by the Merging Corporation to the Purchaser.

SECTION 3.05
No Conflict
Except as set forth on Schedule 3.05 hereto, neither the Merging Corporation nor the Seller are subject to, or a party to, any charter, by-law, mortgage, lien, agreement, contract or instrument, or to any material lease, permit, law, rule, ordinance, regulation, order, judgment or decree, or any other material restriction of any kind or character, which has a material adverse effect on the business of the Merging Corporation or any of its assets or properties, or which would prevent consummation of the transaction contemplated by this Agreement, compliance by the Seller or the Merging Corporation with the terms, conditions and provisions of this Agreement or any other agreement entered into by the Seller or the Merging Corporation in connection with the transactions contemplated hereby, or the continued operation of the business of the Merging Corporation after the date hereof or after the Closing Date on substantially the same basis as heretofore operated. Except as set forth on Schedule 3.05 hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (I) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of the Merging Corporation, (ii) violate or result in the breach of any of the terms of, result in a material modification of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract or other agreement to which the Merging Corporation or any of its assets or properties or any of the Seller, may be bound or subject (iii) to the best knowledge of the Merging Corporation or Seller, violate any order, writ, judgement, injunction, award or decree of any court, arbitrator, or governmental or regulatory body against, or binding upon Seller or the Merging Corporation or any of its assets; or (iv) to the best knowledge of the Merging Corporation, violate any statute, law or regulation of any jurisdiction.

SECTION 3.06
Consents and Approvals
Except for the  required  approval of the Merger by the Seller,  as set forth on
Schedule 3.06 or as previously obtained, no consent or approval of, other actions by, or notice to, any governmental body or agency (domestic or foreign), or any third party is required in connection with the execution and delivery by the Seller or the Merging Corporation of this Agreement or the consummation of the transactions contemplated hereby.

SECTION 3.07
Financial Statements: Conduct in the Ordinary Course and Absence of Certain Changes, Events and Conditions.
(a) The Merging Corporation will furnish the Purchaser with unaudited balance sheets of the Merging Corporation from the date of inception to the date of this Agreement. Such Unaudited Financial Statement, including the footnotes thereto, are true and correct and have been prepared in accordance with generally accepted accounting principles followed throughout the periods indicated. The Unaudited Financial Statements fairly and accurately present the financial condition and results of operations of the Merging Corporation. The Unaudited Financial Statement reflects all claims against and all debts and liabilities of the Merging Corporation, fixed or contingent, required to be shown thereon under generally accepted accounting principles.

(b) Since March 3, 2000, there have been no material adverse changes in the assets or liabilities, or in the condition, financial or otherwise, or in the results of operations, or in the prospects of the Merging Corporation, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor or otherwise, and, to the best knowledge, information and belief of the Merging Corporation and Seller, no fact or condition exists which might cause such a material adverse change in the future. The Business of the Merging Corporation has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, since March 3, 2000, the Merging Corporation has not:

(i) permitted or allowed any of the assets or properties (whether tangible or intangible) of the Merging Corporation to be subject to any lien or encumbrance;
(ii) made any change in any method of accounting or accounting practice, principle or policy used by the Merging Company, other than such changes required by U.S. GAAP;
(iii) amended, terminated, canceled, or compromised any material claims of the Merging Corporation or waived any other rights or substantial value to the Merging Corporation;
(iv) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed, other than in the ordinary course of business consistent with past practice;
(v) issued or sold any capital stock, notes bonds or other securities, or any properties or assets, real, personal or mixed, other than in the ordinary course of business consistent with past practice;
(vi) redeemed any of the capital stock or declared, made or paid any dividends, distributions, bonuses or fees (whether in cash, securities, or property) to the holders of shares of the Merging Corporation Common Stock
(vii) made any capital expenditures or commitment for any capital expendi-ture.
(viii) Made any material changes in the customary methods of operations of the Merging Corporation; or
(ix)     Incurred  any  indebtedness
(x) There are no contracts material or otherwise entered into the Merging Corporation other than secrecy or Non-disclosure agreements.

SECTION 3.08
No Undisclosed Liabilities
There are no material liabilities of the Merging Corporation other than liabilities (I) reflected or reserved against in the Financial Statement, (ii) disclosed on Schedule 3.09 hereto or (iii) incurred since the date of this Agreement in the ordinary course of business, consistent with past practice, of the Merging Corporation and which do not and are not reasonably likely to have a material adverse effect on the Merging Corporation.

SECTION 3.09
Indebtedness, Guaranties, Liabilities, Etc. There are no direct or indirect (i) indebtedness of the Merging Corporation for borrowed money, (including commitments, lines of credit and other credit availabilities); (ii) guaranties of the Merging Corporation; and (iii) other material liabilities and obligations of the Merging Corporation (whether absolute, accrued, contingent or otherwise). The Merging Corporation is current in its payment of debts and performance of obligations.

SECTION 3.10
Taxes
The Merging Corporation has filed, within the times and within the manner prescribed by law, all federal and local tax returns and material tax reports which are required to be filed by law, all federal and local tax returns and (including, without limitation, any corporate income and sales tax filings required to be made and/or paid in any jurisdiction where the Merging Corporation is qualified to do business or is otherwise required to make such filings). Such returns, if any, reflect accurately all liability for all federal, state and local income, sales, payroll and withholding taxes and other material taxes of the Merging Corporation for the period covered thereby, and all amounts shown on such returns and reports as due and payable have been timely paid.

SECTION 3.11
Compliance with Laws: Licenses and Permits
(a) The Merging Corporation is in material compliance with all applicable federal, state and other laws, regulations, orders, judgments and decrees ("Requirements of Law"). The Merging Corporation has not been charged with, or threatened with, nor is it under any investigation with respect to, any charge concerning any violation of any Requirement of Law. To the best knowledge of the Merging Corporation, and Seller is, neither the ownership nor use by the Merging Corporation of its properties nor the conduct of its business (I) conflicts with the rights of any person, or (ii) violates or will violate, conflicts or will conflict with, or results or will result in a material breach, default, right to accelerate or loss of rights under, or termination of, any of the terms or provisions of the Merging Corporation's certificate of incorporation or by-laws as presently in effect, or any Material Contract to which the Merging Corporation is a party or by which it or its properties may be bound.

(b) The Merging Corporation has all material licenses and permits and other governmental certificates, authorizations and approvals (collectively, "Licenses") required by every federal, state and local governmental or regulatory body for the operation of its business and the use of its properties as presently operated or used. Schedule 3.11 contains a true and complete list of the Licenses. The licenses are in full force and effect and no action or claim is pending, nor, to the best knowledge of the Merging Corporation, or Seller, is threatened, to revoke or terminate any of the Licenses or declare any License invalid in any material respect.

SECTION 3.12
Directors
(a) Schedule 3.12 contains a complete and accurate list of each employee or director of the Merging Corporation, and that there are no other employees or director of the Merging Corporation and no employee benefits or compensation are due and owing or will be due or owing.

SECTION 3.13
Accounts Receivable: Property Insurance
There are no accounts receivable, properties or insurance issued to or of the Merging Corporation.

SECTION 3.14 Certain Interests:
No officer or director of the Merging Corporation and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

(i) has any direct or indirect financial interest in any competitor, supplier or customer of the Merging Corporation, provided, however, that the ownership of securities representing less than five percent of the outstanding voting power of any competitor, supplier customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer;

(ii) owns, directly or indirectly, in whole or part, or has any other interest in any tangible or intangible property which the Merging Corporation uses or has used in the conduct of its business or otherwise; or

(iii)    has outstanding any indebtedness to the Merging Corporation.

The Merging Corporation has no material liability or any other obligation of any nature whatsoever to any officer, director or shareholder of the Merging Corporation or to any relative or spouse (or relative of such spouse) who resides with or is a dependent of, any such officer, director or shareholder.

SECTION 3.15 Intellectual Property.
(a) Schedule 3.15 (a) (I) sets forth a true and complete list and a brief description, including a complete identification of each patent or patent application and each registration or application for registration thereof, of each patent to be applied for, in order to operate the business of the Surviving Corporation, of all Intellectual Property (as defined below) in and to which the Seller and/or Merging Corporation holds, or has a right to hold, right, title and interest ("Owned Intellectual Property"), and
     Schedule 3.15 (a) (ii) sets forth a true and complete list and a brief description of all Intellectual Property if any to be licensed or sublicensed to the Merging Corporation or Surviving Corporation from an affiliate thereof or from a third party "(Licensed Intellectual Property"). Except as otherwise described in Schedule 3.15 (a) (i) with respect to each registration or patent or application for registration or patent listed in
     Schedule 3.15 (a) (i) which is held by assignment has been duly recorded with the Patent Office or Copyright Office or the State or International Trademark Office from which the original registration or patent issued or before which the application for registration or patent is pending.

     Except as disclosed in Schedule 3.15(a) (iii), the rights of the Merging Corporation in or to such Intellectual Property do not conflict with or infringe on the rights of any other person and the Seller or the Merging Corporation has received any claim or written notice from any person to such effect. Seller agrees to assign all Intellectual Property listed in
     Schedule 3.15 (a) (i) and 3.15 (a) (ii) to Merging Corporation and Purchaser corporation prior to the Effective Date.

As used herein, "Intellectual Property" means (i) inventions, whether or not patentable, whether or not reduced to practice or whether or not yet made the subject of a pending patent application or applications, (ii) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (iii) all national (including U.S.) and multinational statutory invention registrations, patents, patent registrations and patent applications (including reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by multinational treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application (iv) trademarks, service marks, trade dress, logos, trade names and corporate names including all of the good will associated therewith, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by multinational treaties or conventions (v) copyrights, whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions, (vi) computer software, including without limitation, source code, object code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (vii) trade secrets and confidential, technical or business information (including unpatentable and whether or not reduced to practice),
(viii) whether secret or confidential or not, technology (including know-how and show-how) manufacturing and production processes or proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (ix) copies and tangible embodiments of all of the foregoing, in whatever form or medium, (x) all rights obtain and rights to apply for patents, and to register trademarks and copyrights, and (ix) all rights to sue and recover and retain damages and costs and attorney's fees for present and past infringement of any of the Intellectual Property rights herein above set out.

(b) Except as disclosed in Schedule 3.15 (i) all the Owned Intellectual Property is or will be owned by the Merging Corporation free and clear of any encumbrances and the Merging Corporation has the entire right, title, and interest in and to same and (ii) no actions have been made or asserted or are pending (nor has any such action been threatened against the Merging Corporation of any of the Owned Intellectual Property or (B) alleging that the business of the Merging Corporation as conducted in the past or as conducted at the date of Closing infringes or otherwise violates the Intellectual Property rights, including patent, trademark, copyright, or trade secret rights, of any third party. The business of the Merging Corporation or Seller as conducted in the past and as conducted as of the date hereof does not infringe or otherwise violate the Intellectual Property rights, including patent, trademark, copyright, or trade secret rights of any third party. To the best knowledge of Seller and the Merging Corporation, no third party person is infringing, violating, or otherwise using, in an unauthorized manner, any Owned Intellectual Property right. Except as disclosed in Schedule 3.15 (b), the Merging Corporation has not granted any license or other right to any other person with respect to the Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination of any of the Owned Intellectual Property or Licensed Intellectual Property.

(c) With respect to all Licensed Intellectual Property and Owned Intellectual Property, the registered user provisions of all nations requiring such registrations have been complied with.

(d) The Merging Corporation has, or has caused to be, delivered to Purchaser correct and complete copies of all licenses and sublicenses, if any, for Licensed Intellectual Property set forth in Schedule 3.15 (a) (ii) and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such licenses and sublicenses:

(i) such license or sublicense, together with all ancillary documents delivered pursuant to the first sentence of this Section), is legal, valid, binding, enforceable and in full force and effect and represent the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

(ii) except as otherwise set forth in Schedule 3.15 (a) (ii) such license or sublicense will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transaction contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

(iii) except as other disclosed in Schedule 3.15 (a) (ii) with respect to each such license or sublicense; neither Seller nor the Merging Corporation have received any notice of termination or cancellation under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the default of the Merging Corporation thereunder, (B) has received any notice of a breach or default under such license or sublicense, which breach or default has not been cured, and (C) has granted to any other person any right, adverse or otherwise, under such license or sublicense;

(iv) Neither the Merging Corporation nor Seller or any other party to such license or sublicense is in breach or default in any material respect, and, to the best knowledge of Seller and the Merging Corporation, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense.

(v) No actions have been made or asserted or are pending (nor to the best knowledge of the Seller or Merging Corporation, has any such action been threatened) against the Merging Corporation either (a) based upon or challenging or seeking to deny or restrict the use by the Merging Corporation of any of the Licensed Intellectual Property or (b) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any Intellectual Property right, including any patent, trademark, copyright or trade secret right or any other rights of any Person; and

(vi) To the knowledge of the Seller and the Merging Corporation no third party person in infringing, violating, or otherwise using in an unauthorized manner Licensed Intellectual Property.

(e)  Except  as set forth in  Schedule  3.15,  neither  Seller  nor the  Merging
     Corporation are aware of any reason that would prevent any pending applications to register trademarks, service marks or copyrights or any pending patent applications for being granted.

(f)  The  Intellectual  Property set forth in Schedule 3.15 (a) (I) and (ii) and
     3.15 (b) constitutes all the material Intellectual Property used or held or intended to be used by the Merging Corporation in the business of the Merging Corporation as conducted in the past or used because of this Merger were not consummated and at the date of Closing and constitutes all material Intellectual Property necessary in the conduct of the business of the Merging Corporation as conducted in the past and intended to be used in the merger to fulfill its business plan, and at the date of Closing and there are no other items of Intellectual Property that are material to the Merging Corporation or the business of the Merging Corporation as conducted in the past and at the date of Closing.

SECTION 3.16
Litigation
There is no action, suit, proceeding at law or in equity by any person, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending or to the best knowledge of Seller or the Merging Corporation, threatened against or affecting the Merging Corporation, the business of the Merging Corporation or any of the Merging Corporation's properties, assets or rights and neither Seller nor the Merging Corporation knows of any facts or circumstances which would provide a valid basis for any such action or proceeding. Neither Seller nor Merging Corporation are subject to any judgements, orders or decrees, entered into any lawsuit or proceeding which relate to the Merging Corporation or the Merging Corporation's business in any way.

SECTION 3.24

Brokers
No broker, finder or investment banker other than Anthony Capsouto (who is to receive One Million (1,000,000) Section 144 common stock shares of Purchaser from Seller) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Merging Corporation or Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As an  inducement to the Merging  Corporation  and the Seller to enter into this
Agreement  the  Purchaser  hereby,   represents  and  warrants  to  the  Merging
Corporation and the Seller as follows:

SECTION 4.01
Organization, Powers, Etc.
The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use and to perform all its obligations under the material contracts.

SECTION 4.02
Authorization, Conflicts and Validity
(a) The Purchaser has the full legal right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by the Purchaser. This Agreement has been duly and validly authorized, executed and delivered by the Purchaser and constitutes the legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

(b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (I) contravene, conflict with, or result in a violation of any provision of the Certificate of Incorporation or by-laws of the Purchaser, or any resolution adopted by the board of directors or the stockholders, of the Purchaser,
     (ii) contravene, conflict with, or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any legal requirement or any order to which the Purchaser may be subject; or (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by the Purchaser.

SECTION 4.03
Capital Stock of the Parent
The authorized capital stock of the Purchaser consists of 50,000,000 shares of common stock, par value $0.001 per share. Upon consummation of the transactions contemplated by this Agreement and the surrender of the certificates representing the shares of Merging Corporation Common Stock in accordance with
Section 1.08 below, the Seller will acquire the shares of Purchaser Common Stock free and clear of all encumbrances and the shares of Purchaser Common Stock will be fully paid and nonassessable.

SECTION 4.04
Litigation
Except as set forth on Schedule 4.04, there is no action, suit, proceeding at law or in equity by any person, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending or, to the best knowledge of the Purchaser, threatened against or affecting the Purchaser, the business of the Purchaser or any of the Purchaser's properties, assets or rights and the Purchaser knows of no facts or circumstances which would provide a valid basis for any such action or proceeding. The Purchaser is not subject to any judgements, orders or decrees entered in any lawsuit or proceeding which relate to the Purchaser or the business in any way.

SECTION 4.05

SEC Reports
The Purchaser has furnished to the Merging Corporation true and complete copies of (I) the Purchaser's Current Report filed December 5,1999 and (iii) the Parent's Information Statement, dated 1999 filed by the Purchaser with the Securities and Exchange Commission (the "SEC") (such reports and statements being referred to as the "SEC Reports"). As of their respective dates, such SEC Reports did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Purchaser has filed all material documents required to be filed by it with the SEC and all such documents complied as to form with the applicable requirements of law.

SECTION 4.06
No Subsequent Events
Since the date of the most recent SEC Reports to the best of the Purchaser knowledge, no event has occurred which would require that the Purchaser file with the SEC a Current Report on Form 8-K under the Securities Exchange Act of 1934 as amended.

SECTION 4.07
Brokers
No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.


ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.01
Approval of Merger
The Seller, as the owner of all of the issued and outstanding shares of Merging Corporation Common Stock, hereby approves the Merger and the consummation of all of the transactions contemplated by this Agreement.

SECTION 5.02
Conduct of Business Prior to the Closing
(a) The Merging Corporation and the Seller covenant and agree that between the date hereof and the Effective Time, neither the Seller nor the Merging Corporation shall conduct the business of the Merging Corporation, other than in the ordinary course and consistent with the Merging Corporation's prior practice. Without limiting the generality of the foregoing, the Merging Corporation agrees to

(i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice;

(ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables;

(iii) use its reasonable best efforts to preserve its current relationships with its consultants, potential employers, customers, suppliers and other persons with which it has significant business relationships; and

(iv) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of Seller or the Merging Corporation to be materially untrue or result in a material breach of any covenant made by Seller or the Merging Corporation in this Agreement.

(b) The Merging Corporation and the Seller covenant and agree that, prior to the Effective Time, without the prior written consent of the Purchaser, the Merging Corporation shall not do, nor shall the Seller cause the Merging Corporation to do, any of the things enumerated in the third sentence of
     Section 3.07 (b) hereof (including, without limitation, clauses (i) through (x) thereof).

SECTION 5.03

Access to Information
From the date hereof until the Effective Time, upon reasonable notice, the Merging Corporation shall, and cause its officers, directors, employees, agents, accountants and counsel to:

(i) afford the officers, employees and authorized agents, accountants, counsel and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Merging Corporation and to those officers, directors, employees, agents, accountants and counsel of the Merging Corporation who have any knowledge relating to the Merging Corporation; and

(ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of the Purchaser such additional financial and operating data and other information regarding the assets (including, without limitation, any contracts, licenses and patents in effect as of the date hereof and any contracts or licenses being negotiated or entered into between the date hereof and the Closing
         Date), properties and goodwill of the Merging Corporation (or legible copies thereof) as the Purchaser may, from time to time, reasonably request.

SECTION 5.04
Confidentiality
The Seller agrees to, and will cause their agents, representatives, affiliates and employees to

(i) treat and hold as confidential (and not disclose or provide access to any person to) all information relating to trade secrets, processes, patent or trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client or consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and any other confidential information with respect to the Merging Corporation and the Surviving Corporation,

(ii) in the event that Seller or any such agent, representative, affiliate or employee becomes legally compelled to disclose any such information, provide Purchaser with prompt written notice of such requirement so that the Purchaser or the Surviving Corporation may seek a protective order or other remedy or waive compliance with this Section 5.04,

(iii) in the event that such protective order or other remedy is not obtained or the Purchaser waives compliance with this Section 5.04, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information,

(iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Merging Corporation, the Surviving Corporation or the Purchaser any and all copies (in whatever form or medium) of all such confidential information then in the possession of Seller or any of their agents, representatives, affiliates or employees and destroy any and all additional copies then in the possession of Seller or any of his agents, representatives, affiliates or employees of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof;PROVIDED, HOWEVER, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Seller, his agents, representatives, affiliates or employees; PROVIDED FURTHER, that specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. The Seller agrees and acknowledges that remedies at law for any breach of his obligations under this
         Section 5.04 are inadequate and that, in addition thereto, the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

SECTION 5.05
Notices and Consents

(a) The Merging Corporation and the Seller shall promptly give such notices to third parties and use their reasonable efforts to obtain such third party consents and estoppel certificates as the Purchaser may reasonably deem necessary or desirable in connection with the transactions contemplated by this Agreement.

(b) The Purchaser shall cooperate and use all reasonable efforts to assist the Merging Corporation and the Seller in giving such notices and obtaining such consents and estoppel certificates; PROVIDED, HOWEVER, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which the Purchaser, at its reasonable discretion, may deem adverse to the interest of the Purchaser or the Merging Corporation.

(c) Neither the Merging Corporation nor the Seller knows of any reason why all the consents, approvals and authorizations necessary for the consummation of the transactions contemplated hereby will not be received.

(d) The Seller and the Purchaser agree that, in the event any consent, approval or authorization necessary or desirable to preserve, for the Surviving Company, any material right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Merging Corporation is a party, is not obtained prior to the Effective Time, the Seller will, subsequent to the Effective Time, cooperate with the Purchaser and the Surviving Corporation in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Seller will use his reasonable best efforts to provide the Surviving Corporation with the material rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement, and, if the Seller provides such rights and benefits, the Surviving Corporation shall assume the obligations and burdens thereunder.

SECTION 5.06
Notice of Developments
Prior to the Effective Time, the Merging Corporation and the Purchaser shall promptly notify each other in writing of:

(i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of Seller, the Merging Corporation or the Purchaser in this Agreement or which could have the effect of making any representation or warranty of such parties in this Agreement untrue or incorrect in any respect, and

(ii) all other material developments affecting the assets, liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Merging Corporation or the Purchaser.

SECTION 5.07
No Solicitation or Negotiation
The Seller and the Merging Corporation agree that between the date of this Agreement and the earlier of (i) the Effective Time and (ii) the termination of this Agreement, neither the Seller nor the Merging Corporation nor any of their respective affiliates, officers, directors, representatives or agents will:

(a) solicit, initiate, consider, encourage or accept any other proposals or offers from any person:

(i) relating to any acquisition or purchase of all, or any portion of, the capital stock of the Merging Corporation or assets of the Merging Corporation,

(ii) to enter into any business combination with the Merging Corporation or assets of the Merging Corporation, or

(iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Merging Corporation, or

(b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other person any information with respect to, or other person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other person to seek to do any of the foregoing. The Merging Corporation and the Seller shall notify the Purchaser promptly if any such proposal, offer, inquiry or other contact with any person with respect thereto, is made and shall, in any such notice to the Purchaser, indicate, in reasonable detail, the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. Except as required pursuant to applicable law, the Merging Corporation and the Seller agree not to, without the prior written consent of the Purchaser, release any person from, or waive any provision of, any confidentiality or standstill agreement to which Seller or the Merging Corporation is a party.

SECTION 5.08
Further Action
Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, of or cause to be done all things reasonably necessary, proper or advisable under applicable laws, and execute and deliver such documents and other papers, as may be reasonably required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

ARTICLE VI

CONDITIONS TO CLOSING

SECTION 6.01
Conditions to Obligation of the Merging Corporation
The obligation of the Merging Corporation to consummate the merging contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) Representations Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct in all material respects as of such other date, the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and the Merging Corporation shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

(b) Resolution. The Merging Corporation shall have received a true and complete copy, certified by the President of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing each such Board of Directors' authorization of the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby;


(c) Incumbency Certificate. The Merging Corporation shall have received a certificate of the Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder; and


(d) Stock Option Agreement. The Purchaser shall have executed Stock Option Agreements with Seller (the "Stock Option Agreement") in form and substance satisfactory to Seller, pursuant to which the Purchaser shall grant to Seller stock options to purchase shares of Purchaser Common Stock under the Purchaser's Stock Option Plan, subject to the terms and conditions contained in the Stock Option Agreements.

SECTION 6.02
Conditions to Obligation of the Purchaser
The obligations of the Purchaser to consummate the Merger contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants. The representations and warranties of the Merging Corporation and the Seller contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of such other date, the covenants and agreements contained in this Agreement to be complied with by the Seller and the Merging Corporation on or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate from the Merging Corporation and the Seller to such effect signed by the Merging Corporation and the Seller

(b) Resolutions. The Purchaser shall have received (I) a true and complete copy, certified by the President of the Merging Corporation, of the resolutions duly and validly adopted by the Board of Directors of the Merging Corporation evidencing such Board of Directors' authorization of the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, and (ii) a true and complete copy of the resolution of the Seller, as the holder of all the issued and outstanding shares of the Merging Corporation Common Stock, approving the Merger and the other transactions contemplated hereby;

(c) The Purchaser shall have received (i) executed copies of employment agreements between Purchaser and each of Seller, Keith Hawkins, Richard "Stien" Davis, Gina Cavalier-King (ii) transfer of all rights and interest in Intellectual Property discussed in Section 3.15 and Exhibit 3.15 by Seller, Keith Hawkins, Richard "Stien" Davis, and Gina Cavalier-King.

(d) Consents and Approvals. Except as set forth on any Schedule hereto, the Purchaser and the Merging Corporation shall have received each in form and substance reasonably satisfactory to the Purchaser all material authorization, consents, orders and approvals and all third party consents and estoppel certificates listed in Schedule 3.06 hereto;

(e) Organization Documents. The Purchaser shall have received a copy of (I) the Certificate of Incorporation, as amended, of the Merging Corporation, certified by the Secretary of State of Nevada and accompanied by a certificate of the Secretary of the Merging Corporation, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation since such date, and (ii) the By-laws of the Merging Corporation, certified by the Secretary of the Merging Corporation.

(f) Minute Books The Purchaser shall have received a copy of the minute books of the Merging Corporation, certified by its Secretary as of the Closing Date.

(g) Good Standing Qualification to Do Business. The Purchaser shall have received a good standing certificate for the Merging Corporation from the Secretary of State of Delaware.

(h) Intellectual Property. The Parent shall have received copies of all source codes, object codes and protected processes referred to in Schedules 3.15
     (a) (I) and (ii)

(i) No Material Adverse Effect. No event or events shall have occurred between the date hereof and the Closing Date which, individually or in the aggregate, have or are reasonably likely to have, a material adverse effect on the Merging Corporation or the Merging Corporation's business.

ARTICLE VII

INDEMNIFICATION

SECTION 7.01
Survival of Representations and Warranties
The representations and warranties in this Agreement, and all statements contained in this Agreement or any Exhibit or Schedule or any certificate, Financial Statement or report or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby (collectively, the "Acquisition Documents"), shall survive the Closing for the time periods as prescribed by the applicable statute of limitations. Neither the period of survival nor the liability of any party with respect to such party's representations and warranties shall be reduced by any investigation made at any time by or on behalf of any party. If written notice of a claim has been given prior to the expiration of the applicable statue of limitation by a party in whose favor such representations and warranties have been made to the party that made such representations and warranties, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved.

SECTION 7.02
Indemnification by Seller
Except as otherwise limited by this Article, the Purchaser and its affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Seller for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgements and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by them (hereinafter a "Purchaser's Loss"), arising out of or resulting from:

(i) the breach of any representation or warranty made by the Merging Corpo-ration or the Seller contained herein or in any document delivered
         by the Merging Corporation   or  the  Seller   pursuant  to  this
         Agreement  or  the transactions contemplated hereby; or

(ii) the breach of any covenant or agreement by the Merging Corporation or the Seller, or the breach of any covenant or agreement to be performed prior to the Closing by the Merging Corporation or the Seller contained herein; or

(iii) liabilities of the Merging Corporation not reflected on the Financial Statement and not otherwise scheduled, whether arising before or after the Effective Time, arising from or relating to the ownership or activities of the Merging Corporation or the conduct of the business of the Merging Corporation through the Effective Time; or

(iv) any and all Purchaser's Losses suffered or incurred by the Purchaser or the Surviving Corporation by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation occurring or existing on or prior to the Effective Time.

To the extent that a court of competent jurisdiction may refuse to enforce all or any part of Seller's undertakings set forth in this Section 7.02, such party shall contribute the maximum amount of what it is permitted to contribute.

SECTION 7.03
INDEMNIFICATION BY PURCHASER
Except as otherwise limited by this Article, the Merging Corporation, the Seller and their respective affiliates, employees, agents, successors and assigns shall be indemnified and held harmless by the Purchaser for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgements and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by them (hereinafter "Seller's Loss") arising out of or resulting from:

(i) the breach of any representation or warranty made by the Purchaser contained herein or in any document delivered by the Purchaser pursuant to this Agreement or the transactions contemplated hereby; or

(ii) the breach of any covenant or agreement by the Purchaser, or the breach of any covenant or agreement to be performed prior to the Closing by the Purchaser contained herein; or

SECTION 7.04
General Indemnification Provisions

(a) For the purposes of this Agreement, the term "Indemnitee" shall refer to the Person or Persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 7.02 or Section 7.03, as the case may be, the term "Indemnitor" shall refer to the Person or Persons having the obligation to indemnify pursuant to such provisions and "Losses" shall refer to the Seller's Losses or the Purchaser's Losses, as the case may be.

(b) An Indemnitee shall give, within fifteen (15) calendar days, the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the loss, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Indemnitor under this Article with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give the Indemnitor notice of such Third Party Claim within ten (10) calendar days (PROVIDED, HOWEVER, that failure to give such notice shall not preclude indemnification under this Article VII unless there is actual prejudice to the rights of the Indemnitor) and shall permit the Indemnitor, at its option, to participate in the defense of such Third Party Claim by counsel of its own choice and at its expense. If, however, the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against any Losses that may result form such Third Party Claims (subject to the limitations set forth herein), then the Indemnitor shall be entitled, at its option, to assume and control the defense of such Third Party Claim by counsel of its own choice if it gives notice of its intention to do so to the Indemnitee within five (5) calendar days; PROVIDED, HOWEVER, if the Indemnitee shall determine that its interests conflict with those of the Indemnitor, the Indemnitee shall be entitled to be represented at the Indemnitee's expense by separate counsel of its choice and to participate in the defense of any such Third Party Claim. In the event the Indemnitor exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in the Indemnitee's possession or under the Indemnitee's control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to the Indemnitee, at the Indemnitor's expense, all such witnesses, pertinent records, materials and information in the Indemnitor's possession or under the Indemnitor's control relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim, except the settlement thereof, that involves the payment of money only and for which the Indemnitee is released by the third party claimant and is totally indemnified by the Indemnitor, may be settled by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that if a Third Party Claim is brought that relates in part to matters for which indemnification pursuant to this Agreement may be available and in part to matters for which such indemnificaition may not be available, a party may settle any segregable portion of such Third Party Claim as to which such indemnification may not be available. Similarly, no Third Party Claim that is being defended in good faith by the Indemnitor shall be settled by the Indemnitee without the written consent of the Indemnitor; PROVIDED, HOWEVER, that if a Third Party Claim is brought that relates in part to matters for which indemnification pursuant to this Agreement may be available and in part to matters for which such indemnification may not be available, a party may settle any segregable portion of such Third Party Claim as to which such indemnification may not be available.

ARTICLE VIII

TERMINATION AND WAIVER

SECTION 8.01
Termination
This Agreement may be terminated at any time prior to the Closing: (i) by the mutual written consent of each of the Purchaser, the Merging Corporation, Seller or (ii) by the Purchaser, the Merging Corporation, or the Seller' in the event that the Closing does not occur by June 15, 2000.

SECTION 8.02
Effect of Termination
In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party herein, from liability for any breach of his Agreement.

SECTION 8.03
Waiver
The Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the Merging Corporation or the Seller, (b) waive any inaccuracies in the representations and warranties of the Merging Corporation or the Seller contained herein or in any document delivered by the Merging Corporation or the Seller pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the Merging Corporation or the Seller contained herein. The Merging Corporation or the Seller may (a) extend the time for the performance of any of the obligations or other acts of the Purchaser,
(b) waive any inaccuracies in the representations and warranties of the Purchaser contained herein or in any document delivered by the Purchaser pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the Purchaser contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01
Expenses
All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

SECTION 9.02
Notices
All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipts) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with the Section 9.02):

                  If to the Merging Corporation or the Seller:

                  Mr. Randy Moss
                  5901 Warner Ave. #432
                  Huntington Beach, Ca 92649

                  If to the Purchaser:

                  Marilyn G. Haft, Esq.
                  The Marshall Firm
                  111 West 40th Street, 11th Floor
                  New York, NY 10018

SECTION 9.03
Public Announcements
No party to this Agreement shall make, or cause to be made, any press release or public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the Purchaser, in the case of the Merging Corporation and the Seller, or the Merging Corporation and the Seller, in the case of the Purchaser. The parties shall cooperate as to the timing and the contents of any such press release or public announcement.

SECTION 9.04
Headings and Interpretation

The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. As used herein, unless the context indicates otherwise, the
conjunctive   includes  the  disjunctive,   and  the  disjunctive  includes  the
conjunctive. As used herein, unless the context indicates otherwise, the singular includes the plural and the plural includes the singular.

SECTION 9.05
Severability
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 9.06
Entire Agreement
This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Merging Corporation, the Seller and the Purchaser with respect to the subject matter hereof.

SECTION 9.07
Assignment
This Agreement may not be assigned by operation of law or otherwise without the express written consent of Seller and Purchaser (which consent may be granted or withheld in the sole discretion of Seller and Purchaser); PROVIDED, HOWEVER, that the Purchaser may assign this Agreement to an affiliate of the Purchaser with the prior written consent of Seller, which consent shall not be unreasonably withheld.

SECTION 9.08
No Third Party Beneficiaries
This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 9.09
Amendment
This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, each Seller and the Purchaser or (b) by a waiver in accordance with Section 9.03.

SECTION 9.10
"person" Defined
As used herein, "person" shall mean and include any individual, partnership, joint venture, corporation, trust, unincorporated organization, and government or other department or agency thereof.

SECTION 9.11
Governing Law
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York.

SECTION 9.12
Counterparts
This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed, shall be deemed to be an original, but all or which taken together shall constitute one and the same agreement.

SECTION 9.13
Specific Performance
The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

IN WITNESS WHEREOF, the Seller has executed, and the Purchaser and the Merging Corporation has caused this Agreement to be executed as of the date first written above.

MERGING CORPORATION                                  SELLER:
E-Media3

By: /s/ RANDY MOSS                          By: /s/ RANDY MOSS
    -------------------------                   --------------------------
        Randy Moss, President                       Randy Moss

PURCHASER:
Digital Video Display Technology ("DVDT")

By: /s/ LEE EDMONDSON
    -------------------------
       Lee Edmondson, CEO

SCHEDULE 3.15 (a) (1)

MERGED INTELLECTUAL PROPERTY

1.      INTERNET WEB PROPERTIES
        o    4 Just Odds Web Site
        o    Premiere Poster Web Site
        o    Digital Video Music Web Sites (5)

2.      DOMAIN NAMES
        o    E-Media3.com
        o    E-Media3.net
        o    E-Media2.com
        o    E-Media2.net
        o    4justodds.com

3.      PATENTS- TO BE APPLIED FOR UNDER DVDT

        Open System Patents
        Centralized Server Programming and Storage
        1.   Multiple streaming imbedment
        2.   Streaming and Download Development
        3.   Advertising Stream Applications
        4.   Location Based server applications
        5.   Database development (content management)
        6.   Statistical and usage software
        7.   Remote Upgrade- System

        Control Panel GUI & Programming
        1.   CP/server interface
        2.   Menu creation and hard drive storage
        3.   Multimedia Interface
        4.   Advertising Streaming and hard drive storage
        5.   Remote Upgrade- Local
        6.   Information Up-Streaming and E-Commerce applications

        Closed System Patents
        VIDEO JUKEBOX (location Based Unit)
        1.   Efficiency Remote Venue Programming and Re-programming
        2.   Multiplex bill boarding (display) Monitor (separate) System
        3. Credit Card/Cash hardware/software interfacing with location based unit

        Games/Sports Bar Top Unit
        1.   Bar top unit interfacing with satellite for live video feeds
        2.   Internet interfacing for multi-player interactions
        3. Credit Card/Cash hardware/software interfacing with location based unit
        4.   Multiplex interfacing with video system

        Server Side (Location Control)
        1. Multiple stream inbedment - Synchronized Server Applications with Locations
        2.   Streaming and Download Development
        3.   Advertising Stream Applications
        4.   Database development (content management)
        5.   Statistical and usage software
        6.   Automated digital transfer format mechanism

        Client Side (location based unit)
        1.   CP/server interface
        2.   Server interface
        3.   Multimedia Storage (both feature and advertising)
        4.   Specialty features (multi-user interfacing)
        5.   Internet/Direct ordering of products and service capabilities

        These patents were developed by:

        R.A. Moss
        Stein Davis
        Keith Hawkins

EXHIBIT 1.09

SHARE DISTRIBUTION

R.A.MOSS                                                14,000,000

ANTHONY CAPSOUTO                                         1,000,000

TOTAL EXECUTIVE (SEE BELOW)                              5,000,000


EXECUTIVE DISTRIBUTION

R.A. MOSS                  Chief Of Operations           1,000,000

KEITH HAWKINS              VP- New Business/Projects       750,000

STEIN DAVIS                VP-Technologies                 750,000

GINA CAVALIER-KING         Director New Business           250,000

KEITH GLANTZ               Director of Sports              500,000

TO BE DISTRIBUTED                                        1,750,000

SCHEDULE 3.02

LIST OF SELLING STOCKHOLDERS AND STOCK OWNERSHIP IN
MERGING CORPORATION


                                                  Percentage of Ownership and of
                                                  ------------------------------
                                                  Aggregate Merger Consideration
                                                  ------------------------------
Name and Address                    Shares            Shares to be Delivered
----------------                    ------            ----------------------
R.A. Moss                           1,000,000                100%
5901 Warner Avenue, #432
Huntington Beach, CA 92649




EXHIBIT 2 (B)
-------------


STOCK SUBSCRIPTION OFFER
------------------------


TO: BOARD OF DIRECTORS:

     1. Subscription: RANDY MOSS (the "Undersigned") hereby offers to  subscribe
        -------------
for Twenty Million (20,000,000) shares of restricted Common Stock (the "Stock") of DIGITAL VIDEO DISPLAY TECHNOLOGY CORP., a Nevada corporation ("the Company"). The par value of the Common Stock is US$.001 per share. The Undersigned agrees to provide shares of stock in eMedia3, Inc., as full consideration for such Stock, receipt of which is hereby acknowledged.

     2. Representations  and  Warranties  of  the Undersigned:  The  Undersigned
        ------------------------------------------------------
hereby represents and warrants that:

          A. The Undersigned is financially responsible, able to meet its obligations hereunder, and acknowledges this investment may be long term and is by its nature speculative; further, the Undersigned acknowledges it is financially capable of bearing the risk of this investment.
          B. The Undersigned has had substantial experience in business or investments in one or more of the following:

               (i) knowledge of and investment experience with securities, such as stocks and bonds;

               (ii) ownership of interests in new ventures and/or start-up companies;

               (iii)experience in business and financial dealings and parlance, and the Undersigned can protect its own interests in an investment of this nature and does not have a "Purchaser Representative," as that term is defined in Regulation D of the Securities Act of 1933, as amended, (the "Securities Act") and does not need such a Representative.

          C. The Undersigned is capable of bearing the high degree of economic risks and burdens of this investment, including, but not limited to, the possibility of complete loss of all its investment capital and the lack of a liquid public market, such that it may not be able to readily liquidate the investment whenever desired or at the then current asking price of the Stock.

          D. The Undersigned has had access to the information set forth in Paragraph 4 hereof and was able to request copies of such information, ask questions of and receive answers from the Company regarding such information and any other information it desired concerning the terms and conditions of this transaction and all such questions have been answered to its full satisfaction. The Undersigned understands that the Stock has not been registered under the Securities Act and the applicable state securities laws in reliance on the exemption provided by Section 4(2) of the Securities Act and Regulation D relating to transactions not involving a public offering. The Undersigned further understands that it is purchasing the Stock without being furnished any offering literature, prospectus or private offering memorandum, other than that supplied under or identified in this Offer.

          E. At no time was the Undersigned presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising otherwise than in connection and concurrently with this Offer.

          F. The Undersigned is aware of the following:

               (i) The Company's financial and operating history;

               (ii)  The   existence   of   substantial   restrictions   on  the
          transferability of Stock;

               (iii) The Stock will not be, and the Undersigned will have no rights to require, that the Company register the Stock under the Securities Act or any state securities laws; and

               (iv) The Undersigned may not be able to avail himself/herself/itself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act or any applicable state securities acts with respect to the release of the Stock, and, accordingly, it may not be possible for the Undersigned to liquidate part or all of his/her/its investment in the Company or to liquidate at the then current asking price of the Stock, if any.

          G. It has at no time been represented, guaranteed, or warranted to the Undersigned by an officer or director of the Company, or the agents or employees thereof, or any other person, expressly or impliedly, any of the following:

               (i) An exact or approximate length of time that the Undersigned will or will not remain as owner of the Stock;

               (ii)  A   percentage   of  profit   and/or   amount  or  type  of
          consideration, profit, loss, credits or deductions to be realized, if any, as a result of the Undersigned's ownership of the Stock; or

               (iii) Past performance on the part of any director or officer of the Company, or the agents or employees thereof, that will in any way indicate the predictable results accruing from ownership of the Stock.

          (H) The Company is under no duty to register the Stock or comply with any exemption from registration under the Securities Act or any state securities law, including supplying to the appropriate agency or to the Undersigned any information required in connection with transfers under appropriate rules and regulations.

          (I) The undersigned is an "accredited" investor, as that term is defined in Regulation D and other applicable securities laws, rules and regulations.

         The foregoing representations and warranties shall be true and accurate as of the date hereof and as of the date of any acceptance of this Offer by the Company and shall survive the date of such acceptance by the Company.

     3. Indemnification: The Undersigned acknowledges that he/she/it understands
        ----------------
the meaning and legal consequences of the representations and warranties contained in Paragraph 2 hereof and the Undersigned hereby agrees to indemnify and hold harmless all loss, damage or liability due to or arising out of (i) a breach of any such representation or warranty, or (ii) a breach of any warranty of the Undersigned contained in this Offer.

     4. Access to and  Furnishing  Information:  The Company  has  provided  the
        ---------------------------------------
Undersigned access to and furnished to the Undersigned, if requested, all corporate records, including Articles of Incorporation, By-Laws, Minutes, agreements, information relating to officers, directors, stockholders and employees, financial records and information related to the business and operations of the Company, all as set forth in the Company's filings on the EDGAR data system at the SEC, as of the date hereof. The Undersigned hereby acknowledges that he/she/it has had an opportunity to review and understand the foregoing and has, if deemed necessary, consulted with a legal and/or tax advisor.

     5.  Transferability:  The Undersigned agrees not to transfer or assign this
         ----------------
Offer, or any of the Undersigned's interest therein, and further agrees that the assignment and transferability of the Stock acquired pursuant hereto shall be made only in accordance with this Offer. The Company shall issue stop transfer instructions to its transfer agent for its Common Stock with respect to the Stock and shall place the following legend on the certificates representing the
Stock:

               "The shares represented by this certificate have been acquired pursuant to a transaction effected in reliance upon Section 4(2) of the Securities Act of 1933, as amended, (the "Act") and have not been the subject of a Registration Statement under the Act or any state securities act. These securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption therefrom under the Act or any applicable state securities act."

     6. Revocation:  The undersigned agrees that it shall not cancel,  terminate
        -----------
or revoke this Agreement or any provisions hereof or any agreement of the Undersigned made hereunder.

     7. Notices:  All notices or other  communications  given or made  hereunder
        --------
shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Undersigned or to the Company at their respective addresses set forth above.

     8.  Governing  Law:  This  Agreement  and other  transactions  contemplated
         ---------------
hereunder shall be construed in accordance with and governed by the laws of the State of Nevada.

     9. Entire Agreement:  This Offer constitutes the entire agreement among the
        -----------------
parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

     10. Other Documents:  The Undersigned  expressly  agrees to  satisfactorily
         ----------------
perform all other acts and execute and deliver all other documents as may be necessary or appropriate, in the opinion of counsel for the Company, to carry out the intent and purposes of this Offer, and fully comply with all applicable federal and state securities laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Offer as of the date and year set forth below.

                           DATED this _____ day of ________________, 2000.



------------------------------
Signature of Purchaser

----------------------------
Printed Name of Purchaser

----------------------------
Address

----------------------------
City                 Country

THIS OFFER IS ACCEPTED BY:

DIGITAL VIDEO DISPLAY TECHNOLOGY CORP.


By: